Exhibit 10.1

AMENDMENT TO

INSTRUMENT CONSTITUTING US$4,750,000 10% SENIOR FIXED RATE

SECURED BOND

THIS AMENDMENT TO INSTRUMENT CONSTITUTING US$4,750,000 10% SENIOR FIXED RATE SECURED BOND (this “Amendment”) is entered into as of May 30, 2008 by and between Mark Hawtin (“Hawtin”), as assignee of The Eureka Interactive Fund Limited (“Eureka”), and StockerYale (UK) Limited, a corporation organized under the laws of England and Wales (the “Company”).

BACKGROUND

On October 31, 2006, the Company issued that certain Instrument Constituting US$4,750,000 10% Senior Fixed Rate Secured Bond (as amended, restated, modified and/or supplemented from time to time, the “Bond”) in the original principal amount of $4,750,000 to Eureka, and in connection therewith, (i) the Company and StockerYale, Inc., a Massachusetts corporation (“StockerYale”) granted Eureka a security interest in all of the shares of Photonic Products Limited held by the Company and StockerYale pursuant to that certain Charge Over Shares dated as of October 31, 2006 by and among the Company, StockerYale and Eureka (the “Charge Over Shares”) and (ii) StockerYale issued a Common Stock Purchase Warrant dated as of October 31, 2006 (the “Warrant”) to Eureka to purchase 2,375,000 shares of common stock of StockerYale for a purchase price of $1.15 per share.

Eureka subsequently assigned all of its rights in and to the Bond, the Charge Over Shares and the Warrant to Hawtin together with the attendant liens, rights, claims, title, assignments and interests (including security interests), pertaining to or arising from the Bond, the Charge Over Shares, the Warrant and the other agreements, documents and instruments executed and/or delivered in connection therewith (collectively, the “Transaction Documents”).

Hawtin has agreed to increase the principal amount of the Bond to $4,903,646 and to advance an additional $500,000 to the Company under the Bond. In connection therewith, the Company and Hawtin have agreed to amend the Bond on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Bond.

2. Amendments to the Bond. Subject to satisfaction of the conditions of effectiveness set forth in Section 4 below, the Bond is hereby amended as follows:

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(a) By deleting all references to “US$4,750,000” in the Bond in their entirety and substituting in lieu thereof “US$4,903,646”.

(b) By deleting Schedule A in its entirety and substituting in lieu thereof Schedule A attached hereto.

3. Amendment Warrant. Subject to satisfaction of the conditions of effectiveness set forth in Section 4 below, StockerYale shall issue to Hawtin a Common Stock Purchase Warrant to purchase 269,663 shares of the common stock of StockerYale for a purchase price of $0.60 per share (the “Amendment Warrant”). The Amendment Warrant shall have substantially the same terms and conditions as the Warrant and shall be in substantially the same form as the Warrant.

4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Hawtin and the Company shall have received (a) a copy of this Amendment duly executed by Hawtin and the Company, (b) an executed copy of the Certificate made by the Company in favor of Hawtin in the original principal amount of $4,903,646 amended and restated as of the date hereof and effective as of October 31, 2006, and (c) an executed copy of the Amendment Warrant issued by StockerYale in favor of Hawtin.

5. Effect on the Bond and the Transaction Documents.

(a) Upon the effectiveness of this Amendment, each reference in the Bond to “Bond(s),” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Bond as amended hereby.

(b) Except as specifically amended herein, the Bond and each Transaction Document shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Hawtin, nor constitute a waiver of any provision of the Bond or any Transaction Document.

6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of England.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts; Signatures. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

STOCKERYALE (UK) LIMITED

By:	/s/ Mark Blodgett
Name:	Mark Blodgett
Title:	Director

By:	/s/ Mark Hawtin
Mark Hawtin